Exhibit 99.1

Contact:	Charles L. Dunlap, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS

FOR THE QUARTER ENDED SEPTEMBER 30, 2012

November 6, 2012	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the quarter ended September 30, 2012.

FINANCIAL RESULTS

An overview of the financial performance for the quarter ended September 30, 2012, as compared to the quarter ended September 30, 2011, includes:

•                  Distributable cash flow generated during the quarter ended September 30, 2012 was $15.3 million compared to $13.1 million for the quarter ended September 30, 2011.

•                  The distribution declared per limited partner unit was $0.64 per unit for the quarter ended September 30, 2012, as compared to $0.62 per unit for the quarter ended September 30, 2011.

•                  Operating income for the quarter ended September 30, 2012 was $10.7 million compared to $8.6 million for the quarter ended September 30, 2011, principally due to the following:

•                  Revenue was $38.9 million compared to $37.1 million due to increases in revenue at the Gulf Coast, Midwest, Brownsville and River terminals of approximately $0.8 million, $1.1 million, $0.4 million and $0.1 million, respectively, offset by a decrease in revenue at the Southeast terminals of approximately $0.6 million.

•                  Direct operating costs and expenses were $16.2 million compared to $16.5 million due to decreases in direct operating costs and expenses at the River and Southeast terminals of approximately $0.2 million and $0.4 million, respectively, offset by an increase in direct operating costs and expenses at the Gulf Coast terminals of approximately $0.2 million. The direct operating costs and expenses for the Midwest and Brownsville terminals were consistent period over period, respectively.

•                  Quarterly net earnings for the quarter ended September 30, 2012 increased to $9.9 million from $7.7 million, and net earnings per limited partner unit - basic for the quarter ended September 30, 2012 increased to $0.59 per unit from $0.46 per unit due principally to the increases in operating income discussed above.

1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  • P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com

Our terminaling services agreements are structured as either throughput agreements or storage agreements.  Most of our throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us.  Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us.  We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being “firm commitments.”  Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as “variable.”  Our revenue was as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Firm Commitments:
Terminaling services fees, net:
External customers	$8,300	$7,907	$24,104	$24,839
Affiliates	21,345	20,752	62,788	60,617
Total firm commitments	29,645	28,659	86,892	85,456
Variable:
Terminaling services fees, net:
External customers	562	450	1,985	1,991
Affiliates	(40)	(73)	(100)	(129)
Total	522	377	1,885	1,862
Pipeline transportation fees	1,268	1,069	3,994	3,242
Management fees and reimbursed costs	1,531	1,126	4,274	2,709
Other	5,908	5,854	19,104	19,784
Total variable	9,229	8,426	29,257	27,597
Total revenue	$38,874	$37,085	$116,149	$113,053

The amount of revenue recognized as “firm commitments” based on the remaining contractual terms of the terminaling services agreements that generated “firm commitments” for the nine months ended September 30, 2012 was as follows (in thousands):

At September 30, 2012
Remaining terms on terminaling services agreements that generated “firm commitments”:
Less than 1 year remaining	$11,958
1 year or more, but less than 3 years remaining	61,405
3 years or more, but less than 5 years remaining	9,705
5 years or more remaining	3,824
Total firm commitments for the nine months ended September 30, 2012	$86,892

RECENT DEVELOPMENTS

As of August 1, 2012 we completed the construction of one million barrels of crude oil storage tankage in Cushing, Oklahoma. As previously disclosed, we have entered into a long-term terminaling services agreement with Morgan Stanley Capital Group for the use of this facility. Under this agreement, Morgan Stanley Capital Group agreed to throughput a volume of crude oil at our Cushing, Oklahoma terminal that will, at the fee schedule contained in the agreement, result in minimum throughput payments to us of approximately $4.3 million for each one-year period following the in-service date of August 1, 2012 through July 31, 2019.

On October 15, 2012, we announced a distribution of $0.64 per unit for the period from July 1, 2012 through September 30, 2012, payable on November 6, 2012 to unitholders of record on October 31, 2012.

LIQUIDITY AND CAPITAL RESOURCES

TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

•                  Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders, approved capital projects and approved future expansion, development and acquisition opportunities. As a result of Morgan Stanley’s October 2011 decision not to approve any “significant” acquisition or investment that we may propose for the foreseeable future, we anticipate that Morgan Stanley’s decision will significantly constrain our ability to grow our business as we have previously disclosed we were seeking to do.  We cannot currently predict how Morgan Stanley’s decision and any such regulatory developments will otherwise affect Morgan Stanley’s commodities business or the growth or development of our business, our financial condition or results of operations, or how significant any such effects could be. Further discussion of Morgan Stanley’s current position with respect to approval of any proposed acquisitions and investments and the potential impact of such decision is set forth under the captions “Item 1.A. Risk Factors” and “Regulatory Matters” in Item 7 of our Annual Report on Form 10-K/A, Amendment No. 1, filed on May 3, 2012.

•                  We anticipate an increase in our repairs and maintenance expenses during the fourth quarter of 2012 across our terminaling and transportation facilities. We believe that we will be able to generate sufficient cash from operations in the future to fund our working capital requirements and our distributions to unitholders.

•                  We expect to initially fund our approved capital projects and our approved future expansion, development and acquisition opportunities, if any, with additional borrowings under our amended and restated senior secured credit facility, or credit facility.  After initially funding expenditures for approved capital projects and approved future expansion, development and acquisition opportunities, if any, with borrowings under our credit facility, we may raise funds through additional equity offerings and debt financings, which may include the issuance of senior unsecured notes.  The proceeds of such equity offerings and debt financings may then be used to reduce our outstanding borrowings under our credit facility.

•                  Our credit facility provides for a maximum borrowing line of credit equal to $250 million.  At our request, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders, the maximum borrowings under the credit facility can be increased by up to an additional $100 million.  The terms of the credit facility also permit us to issue senior unsecured notes. The credit facility became effective March 9, 2011 and expires on March 9, 2016.  At September 30, 2012, our outstanding borrowings were $102 million.

•                  Management and the board of directors of our general partner have approved capital projects with estimated completion dates that extend through 2013.  At September 30, 2012, the remaining capital expenditures to complete the approved capital projects are estimated to range from $3 million to $5 million. We expect to fund our capital expenditures with additional borrowings under our credit facility.

Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our distributable cash flow.

CONFERENCE CALL

TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Tuesday, November 6, 2012 at 11:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 288-8975

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 1:00 p.m. (ET) on Tuesday, November 6, 2012 until 11:59 p.m. (ET) on Tuesday, November 13, 2012 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  270089

ATTACHMENT A

SELECTED FINANCIAL INFORMATION AND RESULTS OF OPERATIONS

The following selected financial information is extracted from the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2012, which was filed on November 6, 2012 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three Months Ended
	September 30, 2012	September 30, 2011
Income Statement Data
Revenue	$38,874	$37,085
Direct operating costs and expenses	(16,170)	(16,490)
Direct general and administrative expenses	(1,204)	(1,060)
Operating income	10,700	8,625
Net earnings	9,853	7,666
Net earnings allocable to limited partners	8,525	6,659
Net earnings per limited partner unit—basic	$0.59	$0.46

	September 30, 2012	December 31, 2011
Balance Sheet Data
Property, plant and equipment, net	$428,082	$431,782
Investment in joint venture	25,836	25,875
Goodwill	8,739	8,716
Total assets	492,249	514,104
Long-term debt	102,000	120,000
Partners’ equity	352,432	351,876

Selected results of operations data for each of the quarters in the years ended December 31, 2012 and 2011 are summarized below (in thousands):

	Three months ended				Year ending
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
Revenue	$38,833	$38,442	$38,874	$—	$116,149
Direct operating costs and expenses	(13,969)	(16,184)	(16,170)	—	(46,323)
Direct general and administrative expenses	(3,188)	785	(1,204)	—	(3,607)
Allocated general and administrative expenses	(2,695)	(2,695)	(2,695)	—	(8,085)
Allocated insurance expense	(897)	(898)	(897)	—	(2,692)
Reimbursement of bonus awards	(313)	(312)	(313)	—	(938)
Depreciation and amortization	(6,930)	(6,940)	(7,112)	—	(20,982)
Gain on disposition of assets	—	—	—	—	—
Equity in earnings of joint venture	107	328	217	—	652
Operating income	10,948	12,526	10,700	—	34,174
Other expenses, net	(806)	(872)	(847)	—	(2,525)
Net earnings	$10,142	$11,654	$9,853	$—	$31,649

	Three months ended				Year ending
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2011
Revenue	$39,136	$36,832	$37,085	$39,239	$152,292
Direct operating costs and expenses	(14,577)	(17,636)	(16,490)	(15,795)	(64,498)
Direct general and administrative expenses	(1,365)	(815)	(1,060)	(1,463)	(4,703)
Allocated general and administrative expenses	(2,616)	(2,617)	(2,616)	(2,617)	(10,466)
Allocated insurance expense	(823)	(822)	(823)	(822)	(3,290)
Reimbursement of bonus awards	(313)	(312)	(313)	(312)	(1,250)
Depreciation and amortization	(7,138)	(6,722)	(6,873)	(6,921)	(27,654)
Gain on disposition of assets	—	9,576	—	—	9,576
Equity in earnings (loss) of joint venture	—	233	(285)	165	113
Operating income	12,304	17,717	8,625	11,474	50,120
Other expenses, net	(978)	(689)	(959)	(974)	(3,600)
Net earnings	$11,326	$17,028	$7,666	$10,500	$46,520

ATTACHMENT B

DISTRIBUTABLE CASH FLOW

The following summarizes our distributable cash flow for the periods indicated (in thousands):

	July 1, 2012 through September 30, 2012	January 1, 2012 through September 30, 2012

Net earnings	$9,853	$31,649
Depreciation and amortization	7,112	20,982
Amounts due under long-term terminaling services agreements, net	179	447
Amortization of deferred revenue—projects	(1,173)	(3,451)
Payments received upon completion of projects, (reserve)/reversal	696	1,733
Deferred equity-based compensation	114	321
Distributions paid to holders of restricted phantom units	(12)	(61)
Cash paid for purchase of common units	(276)	(391)
Equity in earnings of joint venture	(217)	(652)
Distributions received from joint venture	361	1,192
Maintenance capital expenditures	(1,296)	(3,932)
“Distributable cash flow” generated during the period	$15,341	$47,837

Actual distribution for the period on all common units and the general partner interest including incentive distribution rights	$10,596	$31,498

Distributable cash flow is not a computation based upon generally accepted accounting principles.  The amounts included in the computation of our distributable cash flow are derived from amounts separately presented in our consolidated financial statements, notes thereto and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations”  in our Quarterly Report on Form 10-Q for the three months ended September 30, 2012, which was filed with the Securities and Exchange Commission on November 6, 2012.   Distributable cash flow should not be considered in isolation or as an alternative to net earnings or operating income, as an indication of our operating performance, or as an alternative to cash flows from operating activities as a measure of liquidity.  Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used to compare partnership performance.   We believe that this measure provides investors an enhanced perspective of the operating performance of our assets, the cash we are generating and our ability to make distributions to our unitholders and our general partner.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 2011, filed with the Securities and Exchange Commission on May 3, 2012.

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